UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-51902	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1551 East Lincoln Avenue, Suite 200

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 20, 2009, at a regularly scheduled meeting of the Board of Directors (the “Board”) of InfuSystem Holdings, Inc. (the “Company”), the Board approved amendments to the Company’s amended and restated bylaws (as amended, the “Bylaws”) to require advance notice of stockholder proposals and nominations for directors (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended).

Section 1.11 of the Bylaws provides that a stockholder’s written notice of nominations for directors or proposals to be considered at an annual meeting of stockholders must be delivered to the secretary of the Company no earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting and no later than the 90th day prior to such anniversary date. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, a stockholder’s written notice must be delivered no earlier than the 120th day prior to such annual meeting and no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. As described in Bylaws, a stockholder nomination or proposal must include certain information about the stockholder as well as information about the nominee or proposal, as applicable.

The amendment to the Bylaws became effective on January 20, 2009.

The foregoing description of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws filed as Exhibit 3.2 hereto, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
Exhibit 3.2	Amended and Restated Bylaws

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Steve Watkins
Steve Watkins
Chief Executive Officer
(Duly Authorized Officer and Principal Executive Officer)

Dated: January 22, 2009

Index to Exhibits

Exhibit No.	Description
3.2	Amended and Restated Bylaws